UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2011

OSIRIS THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32966	71-0881115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7015 Albert Einstein Drive, Columbia, Maryland	21046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (443) 545 - 1800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

On September 9, 2011, Osiris Therapeutics, Inc. (“Osiris”) entered into a contract research agreement with Prolexys Pharmaceuticals, Inc. under which Osiris will conduct for Prolexys an early stage clinical trial investigating a novel compound to which Prolexys has rights, as a product candidate for cancer therapeutics. The entry into the Agreement is being disclosed under this Item 1.01 primarily because of the related management and ownership of Prolexys, and not because the rights or obligation of Osiris under the Agreement are otherwise material to it.

Prolexys is 34.4% owned by BIH SA, which owns 8.2% of Osiris’ outstanding common stock; 32.3% owned by Peter Friedli who is the Chairman of Osiris’ Board of Directors and direct owner of 30.8% of Osiris’ common stock; and 14.3% owned by Venturetec, Inc., which holds 12.7% of Osiris’ common stock. Peter Friedli is the President and a 3% owner of Venturetec, Inc.  C. Randal Mills, Osiris’ President and CEO, and Lode Debrandandere, Osiris’ Senior Vice President of Therapeutics, both serve on the Board of Directors of Prolexys, but have no other interest therein.

Under the terms of the Agreement, Osiris will provide services (administrative, planning, clinical trial services, data processing, etc.) and Prolexys will be solely responsible for payment of all fees, direct expenses and pass-through costs incurred by Osiris consistent with budget.  Osiris expects to incur approximately $200,000 of non reimbursable costs, comprised primarily of personnel costs, over an estimated development period of two-years. The Agreement  provides Osiris with a Right of First Refusal to the Prolexys intellectual property and other assets, and in the event the Prolexys assets are sold to a third party, Osiris is entitled to receive the greater of three times its development costs or two million dollars, but with a cap of 50% of the proceeds to Prolexys in the sale.

Osiris’ Audit Committee and its Board of Directors, including all of its independent directors, but with Mr. Friedli and Dr. Mills abstaining, unanimously approved entry into this Agreement.

ITEM 9.01. Financial Statements and Exhibits

(d)	Exhibits.

10.1	Master Services Agreement between Osiris Therapeutics, Inc. and Prolexys Pharmaceuticals, Inc. entered into on September 9, 2011.

Information presented in this Current Report on Form 8-K may contain forward-looking statements and certain assumptions upon which such forward-looking statements are in part based.  Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements.  Risks and uncertainties that could cause our actual results to differ materially from those anticipated in forward-looking statements, include the factors described in the sections entitled “Risk Factors” in our Annual Report on Form 10-K filed with the United States Securities and Exchange. You should not unduly rely on forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OSIRIS THERAPEUTICS, INC.

Dated: September 14, 2011	By:	/s/ PHILIP R. JACOBY, JR.
Philip R. Jacoby, Jr.
Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Master Services Agreement between Osiris Therapeutics, Inc. and Prolexys Pharmaceuticals, Inc. entered into on September 9, 2011.